Exhibit 99.1

Cyber Defense and Proxity announce the formation of proxity electronic commerce Systems, LLC (pecs)

ST. PETERSBURG, Fl -- October 13, 2005 -- Cyber Defense Systems, Inc (OTCBB:
CYDF - News), a designer and developer of next generation unmanned aerial vehicles (UAV's), and its affiliate company, Proxity, Inc. (Pink Sheets: PRXT), today announced the formation of Proxity Electronic Commerce Systems, LLC
(PECS). PECS is a technology database company specializing in electronic commerce for all sectors of business and Government and plans to have products available to the public in December or early January of 2006. The new company plans to start operations at the new Proxity facilities to be located in Virginia Beach, Virginia.

PECS will be headed by Mr. Barry Nelsen, former Vice President of Cyber Defense and Proxity, who has resigned from both companies to manage the newly formed entity. Mr. Nelsen will continue to consult with Cyber and Proxity for a period of 12 months but will focus his efforts on ramping up PECS (www.proxity-ec.com).

William Robinson, CEO of Cyber Defense stated, "While the company will miss the leadership of Barry, his role was in assisting us in opening the company facilities as well as establishing the company as an innovator in the world of unmanned air vehicles." Robinson further stated that "It has been the company's (Proxity) business goal to fund new technology companies and spin those companies out to the public market as it (Proxity) has done with Cyber Defense - the next venture is PECS and Barry is a key ingredient in the planed roll out. Mr. Nelsen will continue to assist Cyber as a consultant with its on-going projects relating to the airships and UAV development and will be relocating to Virginia Beach later this year."

About Cyber Defense Systems

Cyber Defense Systems, Inc. is designing and building a new generation of UAV's. Cyber Defense is currently marketing the airships and their CyberBug (TM) UAV's to various branches of the U.S. government and U.S. allies as multi-use platform vehicles capable of deployment in surveillance and communication operations. Cyber Defense Systems, Inc. http://www.cduav.com (OTC BB: CYDF)

About Techsphere Systems International

Techsphere Systems International, Inc., a wholly owned subsidiary of Cyber Defense is located in Atlanta and Columbus, GA, is the manufacturer of low, mid and high altitude airships. Together with their teaming companies, Techsphere will design and build unique airship platforms for use in many areas including surveillance, the military and wireless communications. The current spherical airship design holds the world altitude record at over 20,000 feet. http://www.techsphere.us.

About Proxity

Proxity, Inc. is a developmental holding company specializing in the deployment and marketing of security protection technology and government contract fulfillment. With 18,750,000 shares in CYDF, Proxity is a major shareholder. Proxity seeks to acquire and develop both internet based business opportunities and security technology. The Company plans to enter into developmental, teaming and exclusive and nonexclusive marketing and distribution agreements with products developed for Government, commercial, military and homeland defense areas. http://www.proxity.com. (PinkSheets: PRXT).

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations;
(iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control and those actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
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Contact:

Cyber Defense Systems, Inc.
Techsphere Systems International, Inc.
Billy Robinson, 727-577-0878
billy@proxity.com

TTC Group, Inc
Victor Allgeier, 212-227-0997